Exhibit 5



                                                  April 29, 1997



Securities and Exchange Commission
Washington, D.C.  20549

Dear Sir or Madam:

         This  will  refer  to the  Registration  Statement  on  Form  S-8  (the
"Registration Statement") that is being filed by Trigon Healthcare, Inc. with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, with respect to 550,000 shares of Class A Common Stock, par value $0.01 per share, of the Company ("Common Stock"), relating to the Trigon Healthcare, Inc. Non-Employee Directors Stock Incentive Plan (the "Plan").

         We are of the opinion that the 550,000 shares of Common Stock being registered under the Registration Statement, when issued or sold in accordance with the terms and provisions of the Plan, will be duly authorized, legally issued, fully paid and non-assessable.

         We hereby consent to the use of this opinion as Exhibit 5 to the Registration Statement.

                                Very truly yours,



                                \s\ McGuire, Woods, Battle & Boothe, L.L.P.